LEASE AGREEMENT

between

CP LOGISTICS NVCC IV, LLC,

Landlord,

and

TWO ELEVEN DISTRIBUTION LLC,

D/B/A LEATT USA,

Tenant

Dated December 14, 2020

ii

Basic Lease Information

“Effective Date”: December 14, 2020

“Landlord”: CP LOGISTICS NVCC IV, LLC, a Delaware limited liability company

“Tenant”: TWO ELEVEN DISTRIBUTION LLC, a California limited liability company, d/b/a LEATT USA

“Guarantor”: LEATT CORPORATION, a Nevada corporation

“Premises”: the space leased by Tenant comprising approximately 43,056 square feet in the building located at 9555 N. Virginia Street, Reno, NV 89506 (the “Building”) consisting of approximately 229,378 square feet. The Premises is shown on the plan attached as Exhibit A, and being part of the real property (“Property”) described in Exhibit B.

“Commencement Date”: the date of Substantial Completion of Landlord’s Work, as defined in Exhibit C.

“Expiration Date”: the last day of the sixty-sixth (66th) month following the Commencement Date.

“Lease Term”: the period of time equal to sixty-six (66) months commencing on the Commencement Date and ending on the Expiration Date (“Base Term”). Tenant shall have an option (the “Renewal Option”) to lease the Premises after the expiration of the Base Term for one additional five year period (“Option Term”) pursuant to the terms and conditions of Section 1(d) of the Lease. The Base Term and the Option Term(s) shall be collectively referred to herein as the Lease Term.

“Base Rent”

Rental	Monthly	Monthly	Annual
Period	Rental	Payment	Payment
	Rate (PSF)
Months 1-2	$0.00	$0.00	$0.00
Months 3-14	$.5100	$21,958.56	$263,502.72
Months 15-26	$.5253	$22,617.32	$271,407.84
Months 27-38	$.5411	$23,297.60	$279,571.20
Months 39-50	$.5573	$23,995.10	$287,941.32
Months 51-62	$.5740	$24,714.14	$296,569.68
Months 63-66	$.5912	$25,454.71	$305,456.52

“Additional Rent”: all charges payable by Tenant hereunder other than Base Rent. Additional Rent includes, but is not limited to, Tenant’s payments of Tax Charges, Common Area Maintenance Charges and Insurance Charges. Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent.

“Security Deposit”: $25,403.04

“Tenant’s Share” is initially: 18.77%

Tenant’s Share may be adjusted by Landlord from time to time in connection with a remeasurement of the Property or Building and shall be a fraction, which may be expressed as a percentage, the numerator of which shall be the number of gross leasable square feet in the Premises and the denominator of which shall be the total gross leasable square footage of the Building, or such other equitable apportionment as may be adopted by Landlord. Tenant’s annual payments hereunder for Tax Charges, Insurance Charges and Common Area Maintenance Charges are initially estimated to be $.08 per square foot.

“Landlord’s Broker”: Kidder Matthews

“Tenant’s Broker”: Colliers International

The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any Basic Lease Information shall mean the respective information herein set forth above, and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between any Basic Lease Information and this Lease, the former shall control.

Exhibit A Site Plan of the Premises

Exhibit B Legal Description for the Property

Exhibit C Work Letter

Exhibit D Intentionally Omitted

Exhibit E Hazardous Materials Disclosure

iv

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is made and entered into by and between CP LOGISTICS NVCC IV, LLC, a Delaware limited liability company (“Landlord”) and TWO ELEVEN DISTRIBUTION LLC, a California limited liability company, d/b/a LEATT USA (“Tenant”) as of the Effective Date.

1. PREMISES AND TERM.

(a) In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, subject to events of Force Majeure Delays, Landlord hereby demises and leases to Tenant, and Tenant hereby takes and leases from Landlord those certain Premises as indicated in the Basic Lease Information and on Exhibit A.

(b) Tenant shall have and hold, the Premises for the Lease Term commencing on the Commencement Date and ending on the Expiration Date, as specified in the Basic Lease Information. If the Commencement Date falls on any day other than the first day of a calendar month then the Lease Term will be measured from the first day of the month following the month in which the Commencement Date occurs.

(c) Landlord shall not be liable to Tenant for any loss or damage resulting from any delay in the completion of Landlord’s Work and Tenant releases Landlord from any claim whatsoever for damages for any delay in the date on which the Premises shall be ready for delivery to Tenant and this Lease shall not be rendered void or voidable by any such delay. Landlord shall notify Tenant in writing when Landlord’s Work is Substantially Complete. The taking of possession by Tenant shall be deemed conclusively to establish that Landlord’s Work is Substantially Complete in accordance with Exhibit C and that the Premises are in good and satisfactory condition. After the Commencement Date, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises, specifying the Commencement Date and the Expiration Date, and, if specified by Landlord, such letter shall be in recordable form. In the event of any dispute as to the Substantial Completion of Landlord’s Work, the certificate of Landlord’s architect or general contractor shall be conclusive.

(d) Provided that Tenant is not in default at the time of delivery of the Renewal Notice or at the time of commencement of the Option Term (as such terms are defined below), and no condition exists which with the passage of time or the giving of notice or both would constitute an event of default by Tenant either on the date Tenant exercises its Renewal Option (as defined herein) or upon the commencement of the Option Term (as defined herein) and provided that Tenant has continuously occupied the entirety of the Premises for the permitted use during the Base Term, Tenant shall have the right and option (the “Renewal Option”) to renew the Lease for the entirety of the Premises for one (1) additional five (5) year period (“Option Term”), by written notice (“Renewal Notice”) delivered to Landlord not more than three hundred sixty-five (365) days no less than two hundred ten (210) days before the expiration of the Base Term under the same terms, conditions and covenants contained in the Lease, except that (a) no abatements or other concessions, if any, applicable to the Base Term shall apply to the Option Term; (b) the Base Rent shall be equal to the greater of the then current market rate for comparable space being offered in the Reno, Nevada submarket as of the end of the Base Term as determined by Landlord and Tenant as set forth hereafter (“Market Rate”) or the Base Rent payable as of the last month of the Base Term; (c) Tenant shall have no Renewal Option beyond the expiration of the Option Term; (d) all leasehold improvements within the Premises shall be provided in their then existing condition (on an “as is” basis) at the time the Option Term commences; and (e) monthly parking charges, if any, will reflect the existing rate effective at the time of the commencement of the Option Term.

Failure by Tenant to provide the Renewal Notice within the time limits set forth herein shall constitute a waiver of the Renewal Option. In the event Tenant timely delivers its Renewal Notice as set forth above, Landlord and Tenant, upon written notice from Landlord, shall have a period of sixty (60) days in which to agree on the Market Rate. If, after negotiating in good faith, Landlord and Tenant are unable to agree on the Market Rate within said sixty (60) day period, then the Renewal Option shall be null and void and the Lease shall terminate as of the expiration of the Base Term. If Landlord and Tenant agree upon the Market Rate within the sixty (60) day period set forth above, they shall immediately execute an amendment to the Lease stating the Base Rent for the Option Term, which shall be the greater Market Rate as agreed upon by Landlord and Tenant or the Base Rent payable as of the last month of the Base Term, or Option Term, if applicable. The Renewal Option is not severable from the Lease, nor may such rights be assigned or otherwise conveyed in connection with any permitted assignment of the Lease. Landlord’s consent to any assignment of the Lease shall not be construed as allowing an assignment of such rights to any assignee.

2. BASE RENT AND SECURITY DEPOSIT.

(a) Tenant agrees to pay to Landlord the Base Rent for the Premises, each month in advance, without demand, deduction or setoff, for the entire Lease Term hereof at the monthly installments specified in the Basic Lease Information. The monthly installment of Base Rent for the first month of the Lease Term shall be due and payable on the date hereof and a like monthly installment shall be due and payable on or before the first day of the second (2nd) month of the Lease Term, and then on the first day of each calendar month thereafter during the Lease Term. The rent payment for any fractional calendar month at the commencement or end of the Lease Term shall be prorated on the basis of a 30-day month. Base Rent and Additional Rent shall be referred to herein as “Rent.” Tenant has the right to remit payment by check or ACH. Landlord shall provide Bank Routing and Accounting information upon request. Landlord’s preferred method for receipt of Rent is by ACH.

(b) In addition, Tenant agrees to deposit with Landlord on the date hereof the Security Deposit, which shall be held by Landlord during the Lease Term, including any renewals and any holdover tenancy or tenancy at will thereafter, without obligation for interest, as security for the performance of Tenant’s covenants and obligations under this Lease, it being expressly understood and agreed that the Security Deposit is not an advance rental deposit, not the last month’s rent nor a measure of Landlord’s damages in the event of Tenant’s default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy or a limitation on any of Landlord’s damages provided herein or provided by law, use the Security Deposit to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default; or to perform any obligation required of Tenant under this Lease; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant’s obligations under this Lease have been fulfilled. Landlord may deposit the Security Deposit in any account(s) it determines in its sole discretion is appropriate. All or any part of the Security Deposit may be assigned by Landlord to any successor of Landlord under this Lease, and upon such assignment Landlord shall have no liability to Tenant for the Security Deposit.

3. USE.

(a) The Premises shall be used only for the purpose of storage, distribution and sales of safety equipment and other products for outdoor sports. Outside storage is prohibited without Landlord’s prior written consent, except for the outside storage of Tenant’s trucks and trailers within the designated area for such trucks and trailers. Tenant and its employees, customers and licensees shall have the non-exclusive right to use the parking areas, if any, as may be designated by Landlord in writing, subject to such reasonable rules and regulations as Landlord may from time to time prescribe and subject to rights of ingress and egress of other tenants. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for its use of the Premises. Tenant shall comply with all governmental laws, ordinances and regulations and any and all covenants, easements and restrictions affecting the Premises and applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives including those regarding the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant’s sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants at the Property, or unreasonably interfere with their use of their respective premises. Without Landlord’s prior written consent, Tenant shall not receive, store or otherwise handle any product, material or other merchandise which is explosive or highly flammable. Tenant will not permit the Premises to be used for any purpose or in any manner (including any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the insurance regulatory authority for the state in which the Premises are situated or other insurance authority to disallow any sprinkler credits. In the event Tenant’s use of the Premises shall result in an increase in insurance premiums, Tenant shall be solely responsible for the payment of said increase.

4. TAXES AND OTHER CHARGES.

(a) Tenant agrees to pay, as Additional Rent, Tenant’s Share of any and all annual (or annualized) real and personal property taxes, regular and special assessments, license fees and other charges of any kind and nature whatsoever, payable by Landlord as a result of any public or quasi-public authority, private party, or owner’s association levy, assessment or imposition against, or arising out of Landlord’s ownership of or interest in, the Property, together with the Building and the grounds, parking areas, driveways, roads and alleys around the Building in which the Premises are located, or any part thereof, and any reasonable expenses (including attorney’s fees) related to Tax Charge contests (hereinafter collectively referred to as the “Tax Charges”). During each month of the Lease Term, Tenant shall make a monthly escrow deposit with Landlord (the “Tax Escrow Payment”) equal to one-twelfth (1/12) of Tenant’s Share of the Tax Charges which will be due and payable for that particular calendar year. Tenant authorizes Landlord to use the Tax Escrow Payments to pay the Tax Charges. Each Tax Escrow Payment shall be due and payable, as Additional Rent, at the same time and in the same manner as the payment of Base Rent. Such Tax Escrow Payments may be held without interest, and Landlord may deposit such Tax Escrow Payments in any account or accounts it determines in its sole discretion as appropriate. All or any part of the Tax Escrow Payment may be assigned by Landlord to any successor of Landlord under this Lease and upon such assignment, Landlord shall have no liability to Tenant for any such Tax Escrow Payments. The initial Tax Escrow Payment is based upon Tenant’s Share of the estimated Tax Charges for the first calendar year of the Lease Term as determined by Landlord, and the monthly Tax Escrow Payment is subject to increase or decrease from time to time as determined by Landlord to more accurately reflect escrow of Tenant’s Share of the estimated Tax Charges.

(b) If Tenant should fail to pay any Tax Escrow Payment required to be paid by Tenant hereunder, in addition to any other remedies provided herein, Landlord may, if it so elects, pay such Tax Escrow Payments or taxes, assessments, license fees and other charges. Any sums so paid by Landlord shall be deemed to be Additional Rent owing by Tenant to Landlord and due and payable upon demand as Additional Rent plus interest at the lesser of the rate of eighteen percent (18%) per annum or the highest rate permitted by law from the date of payment by Landlord until repaid by Tenant.

(i) If at any time during the Lease Term, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments, fees or charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents on the Property including the Premises, the Building or any future building or buildings, then all such taxes, assessments, fees or charges, or the part thereof so measured or based, shall be deemed to be included within the term Tax Charges for the purposes hereof.

(ii) Landlord shall be solely responsible for any and all Tax Charge contests and shall pursue such contests diligently and in good faith. Landlord shall not be required to join in or bring any Tax Charge contest.

(c) Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Premises. If any such taxes are levied against Landlord or Landlord’s property and Tenant fails to timely pay the same when due, then Landlord may elect to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

5. TENANT’S MAINTENANCE.

(a) Tenant shall at its own cost and expense keep and maintain all parts of the Premises (except those for which Landlord is expressly responsible under the terms of this Lease) in good condition, providing janitorial services for the Premises and promptly making all necessary repair and replacements, including but not limited to, windows, glass and plate glass, doors, any special office entry, interior walls and finish work, floor and floor covering, heating and air conditioning systems, dock boards, truck doors, dock bumpers, paving attributable to the Premises, plumbing work and fixtures, termite and pest extermination, regular removal of trash and debris, keeping the parking areas, driveways, alleys and the whole of the Premises in a clean and sanitary condition.

(b) Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents, licensees or invitees.

(c) If Tenant or any other particular tenant of the Building can be clearly identified as being responsible for obstructions or stoppage of a common sanitary sewage line, then Tenant, if Tenant is responsible, or such other responsible tenant, shall pay the entire cost thereof, upon demand, as Additional Rent.

(d) Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all heating and air conditioning systems and equipment within the Premises (“HVAC Contract”). Upon request by Landlord, Tenant shall provide a copy of the HVAC Contract. If Tenant fails to deliver an HVAC Contract to Landlord required under this Lease within the prescribed time period then after ten (10) days’ notice of such failure given by Landlord to Tenant, Tenant shall pay to Landlord $500 for each thirty (30) day period during which Tenant fails to provide the HVAC Contract. All such amounts shall be deemed Additional Rent.

6. LANDLORD’S REPAIRS.

(a) After reasonable notice from Tenant, Landlord shall repair the roof, exterior walls and foundations, and the cost thereof shall be a Common Area Maintenance Charge as provided in Section 7, below. Tenant shall repair and pay for any damage to such items to be maintained by Landlord caused by any act, omission or negligence of Tenant, or Tenant’s employees, agents, licensees or invitees, or caused by Tenant’s default hereunder; provided, Landlord reserves the right to make any such repairs and invoice Tenant for reimbursement of the costs thereof, together with a reasonable administrative fee, which costs shall be deemed Additional Rent, and in no event shall such costs be allocated as a Common Area Maintenance Charge to be shared with any other tenants in the Building. The term “exterior walls” as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries, all of which shall be maintained by Tenant, at Tenant’s sole cost and expense, pursuant to Section 5, above. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have a reasonable opportunity and time to repair same or cure such defect. Landlord’s liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance.

7. MONTHLY COMMON AREA MAINTENANCE CHARGE; ADJUSTMENT BILL.

(a) Tenant agrees to pay as Additional Rent an additional charge each month for Tenant’s Share of the operation and maintenance of the common area (“Common Area”) of the Property which shall be defined from time to time by Landlord (the “Common Area Maintenance Charges”). Common Area Maintenance Charges which may be incurred by Landlord to operate and maintain the Common Area, at its discretion, shall include, but not be limited to those maintenance, repair and replacement costs incurred for fire protection, snow removal, roof maintenance, repair and replacement, lighting, exterior walls, foundation, structural components of the Building, water, sewage, trash removal, exterior painting, exterior window cleaning, sweeping, management, accounting, policing, securing, inspecting, sewer and storm sewer lines, plumbing, paving and restriping, landscape and wetlands maintenance, plant material replacement, owner’s association dues, property management fees, accounting fees and administration fees. Landlord shall maintain the Common Area in reasonably good condition and repair.

(b) During each month of the Lease Term, Tenant shall make a monthly escrow deposit with Landlord (the “CAM Escrow Payment”) equal to one-twelfth (1/12) of Tenant’s Share of the Common Area Maintenance Charges which will be due and payable for that particular calendar year. Tenant authorizes Landlord to use the CAM Escrow Payments to pay the Common Area Maintenance Charges. Each CAM Escrow Payment shall be due and payable, as Additional Rent, at the same time and in the same manner as the payment of Base Rent. Such CAM Escrow Payments may be held without interest, and Landlord may deposit such CAM Escrow Payments in any account or accounts it determines in its sole discretion as appropriate. All or any part of the CAM Escrow Payment may be assigned by Landlord to any successor of Landlord under this Lease and upon such assignment; Landlord shall have no liability to Tenant for any such CAM Escrow Payments. The initial CAM Escrow Payment is based upon Tenant’s Share of the estimated Common Area Maintenance Charges for the first calendar year of the Lease Term as determined by Landlord, and the monthly CAM Escrow Payment is subject to increase or decrease from time to time as determined by Landlord to more accurately reflect escrow of Tenant’s Share of the estimated Common Area Maintenance Charges.

(c) Within one hundred twenty days (120) (or as soon as practicable thereafter) after the close of each calendar year during of the Lease Term, Landlord shall provide Tenant an adjustment bill showing in reasonable detail all actual Common Area Maintenance Charges, Insurance Charges (as defined below) and Tax Charges for such calendar year and the amount that Tenant paid during such calendar year for CAM Escrow Payments, Tax Escrow Payments and Insurance Escrow Payments (“Adjustment Bill”). If the amount that Tenant paid during such calendar year for CAM Escrow Payments, Tax Escrow Payments and Insurance Escrow Payments is less than the actual amount of Tenant’s Share of Common Area Maintenance Charges, Insurance Charges and Tax Charges for such calendar year (“Deficiency”), then Tenant shall pay Landlord the difference within thirty (30) days of receipt of the Adjustment Bill. If the amount that Tenant paid during such calendar year for Tenant’s CAM Escrow Payments, Tax Escrow Payments and Insurance Escrow Payments is greater than the actual amount of Tenant’s Share of Common Area Maintenance Charges, Insurance Charges and Tax Charges for such calendar year, then Landlord shall reimburse Tenant for such difference within thirty (30) days of delivery of the Adjustment Bill or, at Landlord’s option, payment to Tenant may be made in the form of a credit such difference against the Additional Rent next payable by Tenant.

8. ALTERATIONS.

(a) Tenant shall not make any alterations, additions or improvements to the Premises (including but not limited to roof and wall penetrations) without the prior written consent of Landlord. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner, erect such shelves, bins, machinery and trade fixtures as it may deem advisable, so long as such work is non-structural in nature, does not affect the roof or any area outside of the Premises, does not materially affect the electrical, plumbing, HVAC or mechanical systems in the Building or servicing the Premises, or the sprinkler or other life safety system, does not overload or damage the Building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the Lease Term and Tenant shall, unless Landlord otherwise elects as hereinafter provided, remove all alterations, additions, improvements and partitions erected by Tenant and restore the Premises to their original condition by the Expiration Date or upon earlier vacating of the Premises by Tenant at Tenant’s sole cost and expense; provided, however, that if Landlord so elects prior to the Expiration Date or earlier vacating of the Premises, all such alterations, additions, improvements and partitions shall become the property of Landlord and shall be delivered up to Landlord with the Premises. All non-permanently affixed racks, shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the Expiration Date if Tenant so elects, and shall be removed by the Expiration Date or upon earlier vacating of the Premises if required by Landlord. Upon any such removal, Tenant shall restore the Premises to their original condition, reasonable wear and tear excepted. All such removals and restoration shall be accomplished in good workmanlike manner so as not to damage the primary structure or structural qualities of the Building and other improvements situated within the Premises.

With regard to Tenant’s Work and to any alterations, additions or improvements made by Tenant to the Premises for which Landlord consent is required pursuant to Section 8(a), Tenant shall: (i) establish a construction disbursement account or record a surety bond; (ii) record a notice of posted security; and (iii) timely comply with all other requirements of Nevada Revised Statutes (“NRS”) Chapter 108, including, without limitation, NRS Chapter 108.2403 and NRS 108.2407, and for the providing of security, the noticing of posted security, and all other requirements of NRS Chapter 108 or its successor statutes as such statutes apply to Tenant’s Work or to alterations, additions or improvements for which Landlord consent is required pursuant to Section 8(a). In that regard, prior to the commencement of Tenant’s Work or any alterations, additions or improvements for which Landlord consent is required pursuant to Section 8(a), Tenant shall furnish Landlord with evidence, reasonably acceptable to Landlord, that (x) the accounts or bonding required by NRS Chapter 108 are in place and established, and (y) Landlord shall be notified by the bonding agent/account officer, in writing, thirty (30) days prior to cancellation, material change, or nonrenewal of such account/bonding. Landlord may, from time to time, prepare, record and deliver, as required by NRS 108.234, notices of non-responsibility that Landlord deems necessary or appropriate in connection with Tenant’s Work or any alterations, additions or improvements to the Premises by or on behalf of Tenant; and Tenant shall promptly provide Landlord such documents and instruments requested by Landlord in connection with the same. Tenant agrees that this Section 8(b) serves as the notice to Tenant required under NRS 108.234(3)(e).

9. SIGNS.

(a) Landlord shall have the sole right to approve, using commercially reasonable discretion, Tenant’s request to install, at Tenant’s sole cost and expense, signage on the Premises’ exterior and on the pylon sign (if any), in locations on the Premises as Landlord shall designate from time to time in its sole discretion. Landlord shall have the right to withhold its consent for any signage design that would hinder, injure, or impair the reputation or desirability of the Property. Notwithstanding the foregoing, Tenant shall be permitted to install without Landlord’s prior written approval parking space identification signs, door signs, and other non-permanent signs smaller than 750 square inches. All signage, and this Section 9 shall be subject to any applicable covenants, conditions, restrictions, governmental codes, laws, ordinances, regulations and other requirements affecting the Property. Tenant shall remove all such signs by the Expiration Date. Such installations and removals shall be made in such a manner as to avoid injury or defacement of the Building and other improvements, and Tenant shall repair any damage or defacement, including discoloration, caused by such installation and/or removal.

10. ENTRY BY LANDLORD; SURRENDER.

(a) Landlord reserves and shall at any time and all times have the right to enter the Premises to inspect the same and to supply any other service to be provided by Landlord to Tenant hereunder in the Premises, to exhibit the Premises to prospective purchasers, lenders or tenants, to post statutory notices of non-responsibility, to alter, improve, restore, rebuild or repair the Premises or any other portion of the Building or Project, or to do any other act permitted or contemplated to be done by Landlord hereunder, all without being deemed guilty of an eviction of Tenant and without liability for abatement of Rent or otherwise. Landlord reserves the right to use the roof and exterior walls of the Premises and the area beneath, adjacent to and above the Premises, together with the right to install, use, maintain, repair, replace and relocate equipment, machinery, meters, pipes, ducts, plumbing, conduits and wiring through the Premises, which serve other portions of the Building or the Project in a manner and in locations which do not materially interfere with Tenant’s use and enjoyment of the Premises. For such purposes, Landlord may also erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Landlord shall conduct all such inspections and/or improvements, alterations and repairs so as to minimize, to the extent reasonably practical and without additional expense to Landlord, any interruption of or interference with the business of Tenant. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business or any loss of occupancy or quiet enjoyment of the Premises occasioned thereby.

(b) Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant’s failure to give such notice or arrange such joint inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration. It shall be the responsibility of Tenant, at Tenant’s sole cost and expense, prior to vacating the Premises, to clean and repair the Premises and restore them to the condition in which they were in upon delivery of the Premises to Tenant at the Commencement Date, reasonable wear and tear excepted. Cleaning, repair and restoration shall include, but not be limited to, removal of all trash, cleaning and repainting of walls, where necessary, cleaning of carpet and flooring, replacement of light bulbs and tubes, cleaning and wiping down of all fixtures, maintenance and repair of all heating and air conditioning systems, and all similar work, which shall be done at the latest practical date prior to vacation of the Premises.

11. UTILITIES.

(a) Tenant agrees to provide at its cost water, electricity and gas service connections into the Premises and to pay all stub, tap and/or connections fees therefore. Tenant shall also pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises during the Lease Term, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities and shall furnish all electric light bulbs and tubes. If any such services are not separately metered to Tenant, Tenant shall pay Tenant’s Share or otherwise a reasonable proportion as determined by Landlord of all charges jointly metered with other tenants. Landlord shall in no event be liable for any interruption or failure of utility services at the Premises.

12. ASSIGNMENT AND SUBLETTING.

(a) Tenant shall not voluntarily or involuntarily, assign, convey, transfer, mortgage or sublet the whole or any part of the Premises without the prior written consent of Landlord (which consent Landlord may grant or withhold in its sole discretion). Landlord may not unreasonably withhold its consent to any assignment or subletting requested. In the event Tenant applies to Landlord for consent to assign, convey, transfer or sublet the Premises, Tenant shall submit its request to Landlord in writing, and such request shall be accompanied by a fee in the amount of $1,000 plus Landlord’s reasonable and actual attorneys’ fees not to exceed $2,000 to reimburse Landlord for processing costs incurred in connection with such request. Landlord shall have the right to receive one-half (1/2) of the profit, if any, which Tenant may realize on account of such assignment, conveyance, transfer or sublease of the Premises. For purposes of this Section, “profit” shall mean any sum which the assignee, sublessee or transferee is required to pay, or which is credited to Tenant in excess of the Rent required to be paid by Tenant to Landlord under this Lease. Landlord also reserves the right to recapture the Premises or applicable portion thereof in lieu of giving its consent by notice given to Tenant within twenty (20) days after receipt of Tenant’s written request for assignment or subletting. Any recapture shall, upon notice from Landlord, terminate this Lease as to the applicable space effective not earlier than thirty (30) days after receipt of Tenant’s request hereunder.

(b) Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of all Rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an “event of default” as hereinafter defined, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment, transfer or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant’s obligations hereunder.

13. INSURANCE.

(a) Landlord’s Insurance. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policies shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary (“Property Insurance”). During the Lease Term, Landlord shall also maintain business interruption insurance, with loss payable to Landlord, in an amount equal to one (1) year’s Base Rent, plus operating expenses (“Business Interruption Insurance”). Landlord shall also maintain comprehensive general liability insurance, including personal injury and property damage coverage, and may maintain pollution legal liability insurance (“Pollution Insurance”) for the Property (collectively, “Liability Insurance”). The policies of Property Insurance, Business Interruption Insurance, Pollution Insurance and Liability Insurance shall be referred to herein as “Landlord’s Insurance.”

(i) Tenant agrees to pay as Additional Rent Tenant’s Share of Landlord’s cost of carrying Landlord’s Insurance, including all premiums and fees related to such insurance (“Insurance Charges”). During each month of the Lease Term, Tenant shall make a monthly escrow deposit with Landlord equal to one-twelfth (1/12) of Tenant’s Share of the estimated total payments anticipated to be made by Landlord for Landlord’s Insurance, including all premiums, costs and fees related to such insurance, which will be due and payable for that particular year (the “Insurance Escrow Payment”). Tenant authorizes Landlord to use the Insurance Escrow Payments to pay the cost of Landlord’s Insurance. Each Insurance Escrow Payment shall be due and payable as Additional Rent, at the same time and manner of the payment of Base Rent as provided herein. Such Insurance Escrow Payments may be held without interest, and Landlord may deposit such Insurance Escrow Payments in any account or accounts it determines in its sole discretion as appropriate. All or any part of the Insurance Escrow Payments may be assigned by Landlord to any successor of Landlord under this Lease and upon such assignment, Landlord shall have no liability to Tenant for any such Insurance Escrow Payments. The initial Tenant’s Share of the estimated Landlord’s Insurance for the year in question, and the monthly Insurance Escrow Payment is subject to increase or decrease as determined by Landlord to more accurately reflect the monthly escrow of Tenant’s Share of estimated Landlord’s Insurance. For avoidance of doubt, if the Lease Term expires or is terminated before the expiration of Landlord’s Insurance, Tenant shall be liable for Tenant’s Share of the insurance premiums due and payable after the expiration or termination of the Lease Term, which amounts may either be included as part of the Insurance Escrow Payments or payable on demand by Landlord.

(ii) Tenant shall be liable for the payment of Tenant’s Share of any deductible amount under Landlord’s Insurance up to a maximum of Twenty-Five Thousand Dollars ($25,000) per claim.

(iii) Tenant acknowledges that Landlord shall not obtain insurance for Tenant’s fixtures or equipment or building improvements, including all alterations, additions, partitions and improvements installed by Tenant on the Property.

(b) Tenant’s Insurance. Tenant, at its own expense, shall maintain during the Lease Term a policy or policies of worker’s compensation and comprehensive general liability insurance, including personal injury and property damage, with contractual liability coverage, in the amount of Two Million Dollars ($2,000,000.00) per occurrence and Three Million Dollars ($3,000,000.00) aggregate for personal injuries or deaths of persons occurring in or about the Property (“Tenant’s General Liability Insurance”). Tenant may use a combination of primary and umbrella policies to achieve the limits listed above. Tenant, at its own expense, also shall maintain during the Lease Term, fire and extended coverage property insurance covering (i) the replacement cost of all alterations, additions, partitions and improvements installed or placed on the Property by Tenant and (ii) the replacement cost of all of Tenant’s personal property contained within the Premises or on the Property and (iii) business interruption of Tenant (“Tenant’s Property Insurance”). In the event Tenant intends to or does in fact store, use or handle Hazardous Materials, Landlord may require prior to such use, storage of handling, that Tenant obtain pollution legal liability insurance in the minimum amount of Three Million and 00/100 Dollars ($3,000,000.00) (“Tenant’s Pollution Legal Liability Insurance”). The policies of General Liability Insurance, Tenant’s Property Insurance and Tenant’s Pollution Legal Liability Insurance shall be referred to herein as “Tenant’s Insurance”.

(i) Tenant’s General Liability Insurance and Tenant’s Pollution Legal Liability Insurance shall (i) name Landlord and Panattoni Development Company, Inc. as additional insureds, (ii) be issued by an insurance company with a minimum A.M. Best Rating of A- VIII, and (iii) provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s coverage under Landlord’s policy shall be deemed excess over and above the coverage provided by Tenant’s policy. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant before commencement of the Lease Term and upon each renewal of said insurance. Tenant shall provide Landlord with thirty (30) days’ prior written notice of cancellation of any Tenant’s Insurance policy. If Tenant fails to deliver a policy, certificate or renewal to Landlord required under this Lease within the prescribed time period then after ten (10) days’ notice of such failure given by Landlord to Tenant, Tenant shall pay to Landlord $500 for each thirty (30) day period during which Tenant fails to provide such items. All such amounts shall be deemed Additional Rent. If any such policy is cancelled during the Lease Term without Landlord’s consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

(ii) Tenant shall pay all premiums for Tenant’s Insurance within thirty (30) days after Tenant’s receipt of a copy of the premium statement or other evidence of the amount due.

(c) Increased Costs of Landlord’s Insurance. Tenant will not permit the Property to be used for any purpose or in any manner that would (i) void the insurance thereon, (ii) increase the insurance risk or premium, or (iii) cause the disallowance of any sprinkler credits, including without limitation, use of the Premises for the receipt, storage or handling of any product, material or merchandise that is explosive or highly flammable. If any increase in the cost of Landlord’s Insurance or any other insurance obtained by Landlord on the Property is caused by Tenant’s use of the Premises or the Property, or any other activity of Tenant, Tenant’s employees, agents or invitees on the Property, or because Tenant vacates the Property, then Tenant shall promptly pay the amount of such increase to Landlord upon demand.

(d) General. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Property, the Premises, the Building, or personal property (building contents) within the building(s) and/or the property covered or required to be covered by the insurance to be provided under this Lease, EVEN IF SUCH LOSS OR DAMAGE IS CAUSED BY THE FAULT, NEGLIGENCE OR OTHER TORTIOUS CONDUCT, ACTS OR OMISSIONS OF THE RELEASED PARTY OR THE RELEASED PARTY’S AGENTS, DIRECTORS, OFFICERS, EMPLOYEES OR INVITEES. Said mutual waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Without in any way limiting the foregoing waivers and to the extent permitted by applicable law, the parties hereto each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that Landlord or Tenant or their respective insurance companies have or may obtain based upon an assignment from its insured. Tenant agrees immediately after execution of this Lease to give each insurance company which has issued its policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this subparagraph, and if necessary to prevent the invalidation of said insurance coverage by reason of said waivers, to have the insurance policies properly endorsed.

(e) Mold. It is agreed and understood that mold spores are present essentially everywhere. Tenant acknowledges and understands that mold can grow in any moist location, including within the Premises. Landlord places the burden on Tenant to properly prevent moisture in the Premises through good housekeeping and ventilation practices. Tenant acknowledges the necessity of good housekeeping, ventilation, and moisture control (especially in kitchens, bathrooms, beneath cabinets, and around outside walls) for mold prevention. In signing this Lease, Tenant has first inspected the Premises, and certifies that Tenant has not observed mold, mildew or moisture within the Premises and agrees to remediate any mold discovered within the Premises during the Lease Term that has been caused by the Tenant. Tenant agrees to immediately notify Landlord if Tenant observes mold/mildew and/or moisture conditions (from any source, including leaks), and Landlord shall allow a reasonable period of time for Tenant to evaluate and make recommendations and/or take appropriate corrective action if it has been caused by the Tenant. To the fullest extent provided by law, Tenant relieves Landlord from any liability for any personal injury or damages to property caused by or associated with moisture or the growth of or occurrence of mold or mildew on or in the Premises which was caused by the Tenant.

14. FIRE AND CASUALTY DAMAGE.

(a) If the Premises or the Building is damaged by fire or other casualty not caused by the negligence or willful misconduct of Tenant (“Casualty”) to an extent that the Landlord’s contractor estimates in writing delivered to the parties that the damage thereto is such that the Building and/or Premises may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within two hundred seventy (270) days from the date of such casualty, and Landlord will receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration (including proceeds from Tenant and/or Tenant’s insurance which Tenant is required to deliver to Landlord pursuant to this Lease), then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect.

(b) If, however, the Premises or the Building is damaged to an extent that the Landlord’s contractor estimates that such work of repair, reconstruction and restoration will require longer than two hundred seventy (270) days to complete from the date of casualty, or Landlord will not receive insurance proceeds (and/or proceeds from Tenant, as applicable) sufficient to cover the costs of such repairs, reconstruction and restoration, then this Agreement will be terminated effective as of the date which is thirty (30) days after Tenant’s receipt of Landlord’s notification that either the contractor estimates that such work of repair, reconstruction and restoration will require longer than two hundred seventy (270) days to complete from the date of casualty, or Landlord will not receive insurance proceeds (and/or proceeds from Tenant, as applicable) sufficient to cover the costs of such repairs, reconstruction and restoration.

(c) Under any of the conditions of this Section 14 Landlord shall give written notice to Tenant of its intention to repair or terminate within the later of thirty (30) days after the occurrence of such Casualty, or fifteen (15) days after Landlord’s receipt of the time estimate from Landlord’s contractor or, as applicable, thirty (30) days after Landlord receives approval from Landlord’s mortgagee to rebuild.

(d) In the event of any damage or destruction of all or any part of the Premises, Tenant shall immediately: (a) notify Landlord thereof; and (b) deliver to Landlord all insurance proceeds received by Tenant with respect to any tenant improvements or alterations that Tenant is required to insure pursuant to this Lease (to the extent such items are not covered by Landlord’s casualty insurance obtained by Landlord pursuant to this Lease), excluding proceeds for Tenant’s furniture and other personal property, whether or not this Lease is terminated as permitted in this Section 14, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds. If, for any reason (including Tenant’s failure to obtain insurance for the full replacement cost of any improvements or alterations which Tenant is required to insure pursuant to this Lease), Tenant fails to receive insurance proceeds covering the full replacement cost of such Alterations which are damaged, Tenant shall be deemed to have self-insured the replacement cost of such improvements or alterations, and upon any damage or destruction thereto, Tenant shall immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord’s or Tenant’s insurance with respect to such items.

(e) If as a result of any such damage, repair, reconstruction and/or restoration of the Premises or the Building, Tenant is prevented from using, and does not use, the Premises or any portion thereof, then Rent shall be abated or reduced, as the case may be, during the period that Tenant continues to be so prevented from using and does not use the Premises or portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises, but only to the extent of the proceeds that Landlord receives from the rental loss insurance maintained by Landlord, from the date of the damage until the Premises is restored. Notwithstanding the foregoing to the contrary, if the damage is due to the negligence or willful misconduct of Tenant or any of Tenant’s Parties, there shall be no abatement of Rent. Except for abatement of Rent as provided hereinabove, Tenant shall not be entitled to any compensation or damages for loss of, or interference with, Tenant’s business or use or access of all or any part of the Premises resulting from any such damage, repair, reconstruction or restoration.

(f) Notwithstanding anything to the contrary contained in this Section 14, if Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Building or Premises, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is two hundred seventy (270) days after the date estimated by Landlord’s contractor for completion thereof pursuant to Section 14(a), by reason of any causes beyond the reasonable control of Landlord (including, without limitation, delays due to Force Majeure, and delays caused by Tenant), then Landlord may elect to terminate this Lease upon thirty (30) days’ prior written notice to Tenant.

(g) In addition to its termination rights set forth above, Landlord shall have the right to terminate this Lease if any damage to the Building or Premises occurs during the last twelve (12) months of the Term and Landlord’s contractor estimates in writing delivered to the parties that the repair, reconstruction or restoration of such damage cannot be completed within the earlier of (a) the scheduled expiration date of the Term, or (b) sixty (60) days after the date of such casualty.

(h) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made known or exercised by any such holder, whereupon, all rights and obligations of the parties under this Lease shall cease and terminate.

(i) This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, except as expressly provided herein, Tenant hereby waives any and all provisions of applicable Law that provide alternative rights for the parties in the event of damage or destruction.

15. LIABILITY.

(a) Landlord shall not be liable to Tenant or Tenant’s employees, agents, servants, guests, invitees or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, resulting from and/or caused in part or whole by the negligence or misconduct of Tenant, its employees, agents, servants, guests, invitees or visitors, or of any other person entering upon the Premises, or caused by the Building and improvements located on the Premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises, or due to any cause whatsoever. Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the Property, Landlord (including the trustee and beneficiaries if Landlord is a trust), Landlord’s affiliates, Landlord’s employees, agents, servants, guests, invitees, and visitors from any loss, liability, claims, suits, costs, expenses, including attorneys’ fees and damages arising out of or resulting from: (i) any occurrence in the Premises following the date Landlord delivers possession of all or any portion of the Premises to Tenant, except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s agents, contractors or employees; (ii) any act or omission of Tenant or Tenant’s employees, vendors, agents, servants, guests, contractors, subcontractors, invitees or visitors; (iii) the use of the Premises, the Building and the Property and conduct of Tenant’s business by Tenant or Tenant’s employees, vendors, agents, servants, guests, contractors, subcontractors, invitees or visitors, or any other activity, work or thing done, permitted or suffered by Tenant or Tenant’s employees, vendors, agents, servants, guests, invitees or visitors, in or about the Premises, the Building or elsewhere on the Property; and/or (iv) any default by Tenant as to any obligations on Tenant’s part to be performed under the terms of this Lease or the terms of any contract or agreement to which Tenant is a party or by which it is bound, affecting this Lease or the Premises.

16. CONDEMNATION.

(a) The Landlord shall notify the Tenant within thirty (30) days after it first receives notice that any part of the Premises is taken or condemned for any public or quasi-public use under law, by eminent domain or private purchase in lieu thereof (a “Taking”).

(b) Subject to the provisions of Section 16(d) below, either party may terminate this Lease if more than fifty percent (50%) of the Premises is taken or condemned for any public or quasi-public use under law, by eminent domain or private purchase in lieu thereof (a “Taking”). The terminating party shall provide written notice of termination to the other party within thirty (30) days after it first receives notice of the Taking. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Base Rent and all other elements of this Lease which are dependent upon the area of the Premises, the Building or the Property shall be appropriately adjusted to account for any reduction in the square footage of the Premises, Building or Property, as applicable. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, however, Tenant may file a separate claim for Tenant’s furniture, fixtures, equipment and other personal property, loss of goodwill and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award.

(c) Subject to the provisions of Section 16(d) below, in connection with any Taking of the Premises or the Building, Landlord shall be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award shall be allowed or paid to Tenant for any so called bonus or excess value of this Lease, and such bonus or excess value shall be the sole property of Landlord. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant shall be granted the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant’s furniture, fixtures, equipment and other personal property within the Premises, for Tenant’s relocation expenses, and for any loss of goodwill or other damage to Tenant’s business by reason of such Taking.

(d) In the event of a Taking of the Premises or any part thereof for temporary use, (a) this Lease shall be and remain unaffected thereby and Rent shall not abate, and (b) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall perform its obligations with respect to surrender of the Premises and shall pay to Landlord the portion of any award which is attributable to any period of time beyond the Term expiration date. For purpose of this Section 16, a temporary taking shall be defined as a taking for a period of two hundred seventy (270) days or less.

(e) Tenant hereby waives any rights it may have pursuant to any applicable Laws and agrees that the provisions hereof shall govern the parties’ rights in the event of any Taking.

17. HOLDING OVER.

Tenant will, at the expiration or termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during that period, except Tenant shall pay Landlord as Rent for the period of any hold over, an amount equal to one-hundred fifty percent (150%) of the Base Rent in effect on the termination date, plus all Additional Rent, computed on a daily basis for each day of the hold over period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Section 17 shall not be construed as Landlord’s consent for Tenant to hold over.

18. QUIET ENJOYMENT.

Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the Rent and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance from or ejection by Landlord, subject to the terms and provisions of this Lease.

19. EVENTS OF DEFAULT.

The following events shall be deemed to be events of default by Tenant under this Lease:

(a) Tenant shall fail to pay any installment of the Rent herein reserved when due, or any payment with respect to taxes hereunder when due, or any other payment or reimbursement to Landlord required herein when due.

(b) Tenant or Guarantor shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

(c) Tenant or Guarantor shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

(d) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or Guarantor.

(e) Tenant shall abandon, desert or vacate any substantial portion of the Premises.

(f) Tenant shall fail to comply with any term, provision or covenant of this Lease (other than those enumerated in subsections (a)–(e) of this Section 19), and shall not cure such failure within twenty (20) days after delivery of written notice thereof to Tenant.

20. REMEDIES.

Upon the occurrence of any such events of default described in Section 19 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

(a) Accelerate all Rent payments due hereunder which shall then become immediately due and payable.

(b) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being deemed to have breached the peace, without being liable for prosecution or any claim of damages therefor, and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise.

(c) Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without terminating the Lease and without being deemed to have breached the peace, without being liable for prosecution or any claim for damages therefor, and relet the Premises for such terms ending before, on or after the Expiration Date, at such rent and upon such other conditions (including concessions and prior occupancy periods) as Landlord in its sole discretion may determine, and receive the rent therefor; and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting. Landlord shall have no obligation to relet the Premises or any part thereof and shall not be liable for refusal or failure to relet or in the event of reletting for refusal or failure to collect any rent due upon such reletting. In the event Landlord is successful in reletting the Premises at a rent in excess of that agreed to be paid by Tenant pursuant to the terms of this Lease, Landlord and Tenant each mutually agree that Tenant shall not be entitled, under any circumstances, to such excess rent, and Tenant does hereby specifically waive any claim to such excess rent. No re-entry or taking possession of the Premises by Landlord and no acceptance of surrender of the Premises or other action on Landlord’s part shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

(d) Enter upon the Premises, without breaching the peace, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

(e) Whether or not Landlord retakes possession of or relets the Premises, Landlord shall have the right to recover unpaid Rent and all damages caused by Tenant’s default, including attorneys’ fees. Damages shall include all lost Rent, all legal expenses and other related costs incurred by Landlord following Tenant’s default, all costs incurred by Landlord in restoring the Premises to good order and condition, or in remodeling, renovating or otherwise preparing the Premises for reletting, all costs (including any brokerage commissions and the value of Landlord’s time) incurred by Landlord, plus interest thereon from the date of expenditure (in the case of a reimbursement owing by Tenant to Landlord hereunder), or from the date the failure of Tenant to make such payment to Landlord became a default under Section 19(a) above (in the case of any installment of Rent or other payment owing by Tenant to Landlord hereunder other than a reimbursement) until fully repaid at the rate of eighteen percent (18%) per annum.

(f) In the event Tenant fails to pay any installment of Rent or other charges hereunder as and when such installment is due, to help defray the additional cost to Landlord for processing such late payments Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within ten (10) days after demand therefor shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.

(g) If at any time during the Lease Term there is a Bankruptcy Event (as such term is defined below), the following provisions shall apply:

(i) Any receiver, assignee for the benefit of creditors (“assignee”), trustee of any kind, or Tenant as debtor-in-possession (“debtor”) shall either expressly assume or reject this Lease within sixty (60) days following the assignment to the assignee or the filing of the pleading initiating the receivership or bankruptcy case. All such parties agree that they will not seek court permission to extend such time for assumption or rejection. Failure to assume or reject in the time set forth herein shall mean that this Lease may be terminated at Landlord’s option. Rejection of this Lease shall be an event of default under this Lease.

(ii) If this Lease is assumed by a debtor, receiver, assignee or trustee, such party shall immediately after such assumption: (1) cure any default or provide adequate assurances that defaults will be promptly cured; (2) pay Landlord for actual pecuniary loss or provide adequate assurances that compensation will be made for such loss; and (3) provide adequate assurance of future performance.

(iii) Where a default exists under this Lease, the party assuming this Lease may not require Landlord to provide services or supplies incidental to this Lease before its assumption by such trustee or debtor, unless Landlord is compensated under the terms of this Lease for such services and supplies provided before assumption of this Lease.

(iv) Landlord reserves all remedies available to Landlord in this Paragraph 20 or at law or in equity in respect of a Bankruptcy Event by Tenant or Guarantor, to the extent such remedies are permitted by applicable laws.

For purposes of this subparagraph (g), the term “Bankruptcy Event” means: (i) a court filing by or against Tenant or Guarantor, of pleadings to initiate a bankruptcy petition of any kind, or the appointment of a receiver or trustee of any or all of Tenant’s or Guarantor’s assets that has not been dismissed within sixty (60) days; (ii) a receiver or trustee taking possession of any of the assets of Tenant or Guarantor, or if the leasehold interest herein passes to a receiver or trustee; or

(iii) Tenant or Guarantor making an assignment for the benefit of creditors or petitioning for or entering into arrangement with creditors during the Lease Term.

(h) Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, such remedies being cumulative and non-exclusive, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by Landlord or its agents during the Lease Term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord’s acceptance of the payment of Rent or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord’s right to enforce any such remedies with respect to such default or any subsequent default.

(i) Except as otherwise herein provided, no repossession or re-entering on the Premises or any part thereof shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. Notwithstanding any such repossession or re- entering on the Premises or any part thereof by reason of occurrence of an event of default, Tenant will pay to Landlord the Base Rent and other Rent or other sum required to be paid by Tenant pursuant to this Lease.

(j) In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the other covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one of more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

(k) This Paragraph 20 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion. To the extent any provision of applicable law requires some action by Landlord to evidence or effect the termination of this Lease or to evidence the termination of Tenant’s right of occupancy, Tenant and Landlord hereby agree that written notice by Landlord to any of Tenant’s agents, servants or employees, which specifically sets forth Landlord’s intention to terminate, shall be sufficient to evidence and effect the termination provided herein; provided, however, that if the Premises has been vacated by Tenant and, after commercially reasonable attempts by Landlord to locate Tenant and/or its agents servants or employees for service of such written notice on Tenant, then Tenant hereby agrees that written notice of such termination posted on the Premises for a period of at least seven (7) consecutive calendar days and the mailing of a copy of such notice by Landlord to Tenant at the address of the Premises by U.S. Mail, certified, return receipt requested, will be deemed as actual and sufficient notice to Tenant thereof.

21. LANDLORD’S LIEN.

Subject to Landlord executing a landlord waiver or collateral access agreement reasonably acceptable to Landlord in favor of Tenant’s lender or mortgagee, in addition to any statutory lien for Rent in Landlord’s favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all Rent and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper, vehicles and other personal property of Tenant situated on the Property, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in Rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including the right to sell the property described in this Section 21 at public or private sale. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord’s discretion to perfect the security interest hereby created. Any statutory lien for Rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto. Landlord and Tenant agree that this Lease and the security interest granted herein serve as a financing statement, and a copy or photographic or other reproduction of this Paragraph 21 of this Lease may be filed of record by Landlord and have the same force and effect as the original. Tenant warrants and represents that the collateral subject to the security interest granted herein is not purchased or used by Tenant for personal, family or household purposes. Tenant further warrants and represents to Landlord that Tenant will not allow the placing of any other lien upon any of the property described in this Paragraph 21 without the prior written consent of Landlord. The exercise of the foregoing remedy by Landlord shall not relieve or discharge Tenant from any deficiency owed to Landlord which Landlord has the right to enforce pursuant to any other provision of this Lease.

22. MORTGAGES.

Tenant accepts this Lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon, provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter no later than ten (10) days after written request by Landlord, execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage.

23. LANDLORD’S DEFAULT.

Landlord’s failure to perform or observe any of its obligations under this Lease after a period of thirty (30) days after it receives written notice from Tenant setting forth in reasonable detail the nature and extent of the failure and identifying the applicable Lease provision(s) shall be a default by Landlord; provided, however, if such default cannot be cured within thirty (30) days, said cure period shall be extended for a reasonable period of time to allow a cure so long as Landlord has begun to cure within said thirty (30) days and diligently pursues a cure to completion. In no event shall Landlord be liable to Tenant for any loss of business or profits or for consequential, punitive or special damages of any kind.

24. MECHANICS LIENS.

Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises or to charge the Rent for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in the Premises or under the terms of this Lease.

25. NOTICES.

Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

(a) All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord by ACH or other electronic transfer, or if by check, at the address hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant’s obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

(b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

(c) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, or via national overnight courier (ex. Federal Express, UPS) addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

LANDLORD:	TENANT:

CP LOGISTICS NVCC IV, LLC	TWO ELEVEN DISTRIBUTION LLC,
c/o Panattoni Development Company,	d/b/a LEATT USA
Inc.	__________________________
7887 East Belleview Avenue, Suite 475	__________________________
Denver, CO 80111	__________________________
Attention: William Bullen

with a simultaneous copy to:	with a simultaneous copy to:

Moye White LLP	Leatt Corporation
1400 16th Street, Suite 600	Per Email: Sean@leatt.com and
Denver, CO 80202	todd@leatt.com
Attention: Amy H. Ruhl	Attention: Sean Macdonald

26. MISCELLANEOUS.

(a) Tenant and the persons executing this Lease on behalf of Tenant hereby covenant and warrant that Tenant is a duly qualified corporation authorized to do business in Nevada, that all franchise and corporate taxes have been paid to date and all future forms, reports, fees and other documents necessary to comply with all laws of the States of Delaware and Nevada will be filed when due, and that the person signing this Lease on behalf of the corporation is an officer of Tenant, and is duly authorized to sign and execute this Lease.

(b) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. Words of inclusion in this Lease, such as “including” or “includes,” shall not, unless the context makes explicit, infer exclusion and shall mean “including (or includes as the context requires), but is not limited to.”

(c) The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease. Tenant agrees to furnish to Landlord, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease.

(d) The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

(e) Tenant agrees from time to time within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord’s designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which Rent has been paid, the unexpired Lease Term and such other matters pertaining to this Lease as may be requested by Landlord. It is understood and agreed that Tenant’s obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord’s execution of this Lease.

(f) Tenant and Guarantor agrees from time to time within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord’s designee, copies of Tenant’s and Guarantor’s then-current consolidated financial statements and balance sheet in reasonable detail.

(g) All obligations of Tenant hereunder not fully performed as of the Expiration Date or earlier termination of the Lease Term shall survive the expiration or earlier termination of the Lease Term, including all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the Premises.

(h) If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Lease Term, then and in that event, it is the intention of the parties hereto that the remainder of the Lease Term shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as part of this Lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(i) All references in this Lease to “the date hereof” or similar references shall be deemed to refer to the Effective Date, as set forth in the Basic Lease Information.

(j) Except as expressly set forth in this Lease, Landlord makes no, and hereby disclaims all, representations or warranties, including representations as to the repair and condition of the Premises.

(k) In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium, epidemics or pandemics, inability to obtain services, labor, or materials or reasonable substitutes therefor as a result of any epidemic or pandemic, or the imposition by federal, state or local governmental authorities of "shelter-in-place" or quarantine requirements, governmental actions, including national or state imposed states of emergency or other governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations), injunction or court order, riots, insurrection, war, terrorism, bioterrorism, fire, earthquake, flood or other natural disaster, weather delays or other reason of a like nature not the fault of the party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability) (herein collectively, “Force Majeure Delays”), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section shall not apply to nor operate to excuse Tenant from the payment of Rent or any other payments strictly in accordance with the terms of this Lease.

(l) All exhibits and addenda attached hereto, including the Basic Lease Information, shall be incorporated into and made a part of this Lease. This Lease may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Lease, the parties may execute and exchange facsimile or pdf counterparts of the signature pages and facsimile and/or pdf’s shall serve as originals.

(m) Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matters whatsoever arising out of this Lease, or any other claims.

27. EXCULPATION.

(a) It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord hereunder (including any successor to Landlord) and any recourse by Tenant against Landlord shall be limited solely and exclusively to the equity interest of Landlord in and to the Premises, Landlord shall not have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. No present or future officer, director, employee, trustee, member, investment manager or agent of Landlord shall have any personal liability, directly or indirectly, and there shall be no recourse against any such officer, director, employee, trustee, member, investment manager or agent under or in connection with this Lease or any other document or instrument heretofore or hereafter executed in connection with this Lease. Tenant hereby waives and releases any and all such personal liability and recourse. The limitations of liability provided in this Section are in addition to, and not in limitation of, any limitation on liability applicable to Landlord provided by law or in any other contract, agreement or instrument.

28. BROKERAGE; AGENCY DISCLOSURE.

(a) Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no other broker, agent or other person brought about this transaction other than those listed in the Basic Lease Information. Per the terms of a separate agreement, Landlord shall pay a commission to Landlord’s Broker and Tenant’s Broker. Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. Tenant further indemnifies and holds Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to any subsequent modification, extension, expansion of the Premises or other change in the terms of this Lease. The provisions of this Section shall survive the termination of this Lease.

29. HAZARDOUS MATERIALS.

The term “Hazardous Materials,” as used in this Lease shall mean (i) pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use, storage, handling, disposal, transportation or removal of which is regulated, restricted, prohibited or penalized by any “Environmental Law,” as defined below, including any substance expressly designated, defined, classified or regulated as a hazardous substance, hazardous material, hazardous waste, pollutant or contaminant under any other Environmental Law, (ii) a petroleum hydrocarbon, including crude oil or any fraction thereof and all petroleum products, (iii) PCBs, (iv) lead, (v) asbestos, (vi) flammable explosives, (vii) infectious materials, or (viii) radioactive materials. “Environmental Laws” shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of health or the environment, as currently in effect or hereunder amended or enacted, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, the Clean Water Act, and any other federal, state or local law, statute, rule, regulation, order or ordinance which imposes liability or standards of conduct, regulates or proscribes the use, storage, disposal, presence, clean-up, transportation or release or threatened release into the environment of Hazardous Materials, and the regulations promulgated to such laws.

(a) Tenant shall comply with all Environmental Laws including, without limitation, meeting any necessary financial responsibility requirements.

(b) Without limiting any of the foregoing, Tenant hereby agrees that Tenant will not engage in, allow, permit or suffer the following:

(i) Any activity on the Common Area or the Property, or any part thereof, that will produce, generate, treat or use any Hazardous Materials, except for such activities that are part of the ordinary course for Tenant’s business activities (the “Permitted Activities”) provided said Permitted Activities are conducted in strict compliance with all Environmental Laws and have been approved in advance in writing by Landlord (which approval Landlord may grant or withhold in its sole discretion); Tenant shall be responsible for obtaining, at its sole cost and expense, any permits, paying any fees and providing any testing, monitoring or reporting required by laws, including Environmental Laws, for such Permitted Activities;

(ii) The storage on the Common Area or the Property, or any part thereof of any Hazardous Materials except for the temporary storage by Tenant of such materials that are used in the ordinary course of Tenant’s business provided such materials are properly stored in a manner and location in strict compliance with all Environmental Laws and approved in advance in writing by Landlord (which approval Landlord may grant or withhold in its sole discretion); Tenant shall be responsible for obtaining, at its sole cost and expense, any permits, paying any fees and providing any testing, monitoring or reporting required by any laws, including Environmental Laws, for such activities;

(iii) The use of the Common Area or the Property, or any part thereof as a landfill or dump;

(iv) The installing of any underground or aboveground tank of any type on the Property, or any part thereof;

(v) Any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time, may constitute a public or private nuisance; or

(vi) Bringing any Hazardous Materials onto the Common Area or the Property, or any part thereof, except, in accordance with the terms and conditions hereof.

(c) If any of (1) through (6) shall occur, Tenant shall take all actions required to immediately (i) remove and properly dispose of any Hazardous Materials, (ii) diligently undertake all actions necessary to return the Common Area or the Property to its condition existing prior to such occurrence, and (iii) comply with all Environmental Laws. All of Tenant’s actions shall be conducted in strict compliance with all Environmental Laws and at Tenant’s sole cost and expense. Except where urgent action may be required to prevent, mitigate or remediate any releases, spills, or contamination Tenant shall first obtain Landlord’s written approval of all such actions.

(d) Notwithstanding the foregoing, Landlord consents to the use and presence of the following “Permitted Materials” in the course of Tenant’s Permitted Activities:

Permitted Materials: “None”

(e) Prior to any Hazardous Material being brought upon or into the Property, whether Landlord’s written permission is required or not, Tenant will provide to Landlord any applicable safety data sheets regarding said Hazardous Material as well as a written description of the amount of such Hazardous Material to be brought upon or into the Property and the common and recognized chemical name of such Hazardous Material. Tenant shall bear responsibility for insuring that all record keeping, reporting and remediation responsibilities of Tenant under all Environmental Laws are met and Tenant assumes all such responsibility and liability for such legal compliance. Tenant will deliver to Landlord copies of any documents received from, or sent by Tenant to, the United States Environmental Protection Agency and/or any state, county or municipal environmental or health agency concerning Tenant’s operations or any Hazardous Materials on the Property.

(f) Landlord or Landlord’s representative shall have the right, but not the obligation, to enter the Property for, among other purposes, the purposes of inspecting the storage, use and disposal of any Hazardous Materials and to review compliance with all Environmental Laws. Should it be determined, whether as a result of such inspection or otherwise, in Landlord’s sole opinion, that any Hazardous Materials are being improperly stored, used, or disposed of, or if any of Tenant’s actions or failures to act otherwise have resulted or could reasonably be expected to result in a failure to comply with any Environmental Law, Landlord shall have the right, but not the obligation, to notify Tenant, and upon such notice Tenant shall immediately take such action as required by applicable Environmental Laws. Tenant will provide Landlord written notification of any spill, release or disposal of any Hazardous Material either within the Property or outside of the Property and will also provide Landlord written notice of any pending or threatened litigation concerning the breach or purported breach of any Environmental Laws.

(g) If at any time during or after the Lease Term (i) the Common Area or the Property is found to be contaminated by Hazardous Materials arising from or as a result of Tenant’s action or failure to act (whether in whole or in part) or the use of the Common Area or the Property or any Hazardous Materials by Tenant or any of Tenant’s agents, employees, invitees, assigns or subtenants, or (ii) Tenant otherwise breaches any of its obligations under this Section, Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages, fines, reimbursement, restitution, losses (including diminution in value of the Common Area or the Property, damages for the loss or restriction on the use of rentable or usable space or of any adverse impact on marketing of space on the Property, and sums paid in settlement of claims, attorneys’ fees, laboratory fees, consultant fees and expert fees), remediation costs, restoration costs, response costs, cleanup costs and obligations.

(h) Tenant acknowledges and agrees that it shall not be unreasonable for Landlord to withhold its consent to any proposed assignment, subletting, or transfer of Tenant’s interest in this Lease if: (i) the anticipated use of the Premises by the proposed assignee, subtenant or transferee (collectively, a “Transferee”) involves the generation, storage, use, treatment or disposal of Hazardous Materials; (ii) the proposed Transferee has been required by any prior landlord, lender, or governmental authority to make remedial action in connection with Hazardous Materials contaminating a property, if the contamination resulted from such Transferee’s actions or use of the property in question; or (iii) the proposed Transferee is subject to an enforcement order issued by any governmental agency.

(i) At least once per year and, in addition, upon any request by Landlord, Tenant shall certify to any or all of the above in the form of the hazardous materials disclosure certificate attached as Exhibit E or any other form of hazardous materials disclosure certificate that may be provided by Landlord from time to time. Tenant shall execute and comply with the terms of Exhibit E as a condition of the effectiveness of this Lease.

30. ATTORNEYS’ FEES, COSTS.

(a) In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease, or in the event suit is brought for the recovery of any sums due under this Lease or for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord or eviction of Tenant during said term or after the expiration thereof, or arising from a Bankruptcy Event, the substantially prevailing party shall be entitled to reasonable attorneys’ fees and all costs incurred in connection therewith, including the fees of accountants, appraisers and other professionals, whether at trial, on appeal or without resort to suit.

31. NON-DISCRIMINATION.

(a) Tenant herein covenants by and for itself, its successors and assigns, and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, religion, national origin, ancestry, sex, handicaps, age or marital status in the leasing, subleasing, transferring, use or enjoyment of the land herein leased nor shall Tenant, or any person claiming under or through Tenant, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, subtenants, or vendees in the land herein leased.

32. OFAC COMPLIANCE.

(a) Tenant represents and warrants that:

(i) To the best of Tenant’s knowledge, after reasonable inquiry, Tenant and each person or entity owning an interest in Tenant is:

(A) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”); and

(B) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States.

(ii) None of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined);

(iii) No Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly);

(iv) None of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that this Lease is in violation of law; and

(v) Tenant has implemented procedures, and will consistently apply those procedures to ensure the foregoing representations and warranties remain true and correct at all times.

(b) Tenant covenants and agrees:

(i) To comply with all requirements of law relating to money laundering, anti- terrorism, trade embargos and economic sanctions, now or hereafter in effect;

(ii) To immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this Section or the preceding Section are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached;

(iii) To not knowingly use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease; and

(iv) At the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

(c) Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Lease Term shall be a material default of this Lease.

(d) Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of this Lease.

(e) Tenant shall also require and shall take reasonable measures to ensure compliance with the requirement that no person who owns any other direct interest in Tenant is or shall be listed on any of the Lists or is an Embargoed Person. The term Embargoed Person means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law (“Embargoed Person”).

(f) This Section shall not apply to any person to the extent that such person’s interest in Tenant is through a U.S. Publicly-Traded Entity. As used in this Lease, U.S. Publicly-Traded Entity means a person, other than an individual, whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States (“U.S. Publicly- Traded Entity”).

33. GUARANTY.

Landlord’s execution and delivery of this Lease is conditioned upon its receipt of a guaranty of the payment and performance of all of Tenant’s obligations under this lease in the form of Exhibit D to this Lease (the “Guaranty”), executed and delivered by Guarantor. The Guaranty shall continue in full force and effect for the full term of the Lease (including any Option Term).

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:

CP LOGISTICS NVCC IV, LLC,

a Delaware limited liability company

By: CP Logistics Platform, LLC, a Delaware limited liability company, its Sole Member

By: Panattoni CLP, LLC,

a Delaware limited liability company, its Administrator

By: Panattoni CLP Operator, LLC,

a Delaware limited liability company its Manager

By:

Name: William Bullen

Its: Vice President

TENANT:

By: ______________________________
Name: Sean Macdonald
Title: CEO

EXHIBIT A

TO

LEASE AGREEMENT

SITE PLAN OF THE PREMISES

NORTH VIRGINIA STREET
MARY KAY
SUITE
71,633 SF
PROPOSED
LEATT
SUITE
43,058 SF
REMAINING
SUITE
57,148 SF
PIER ENTERPRISES
SUITE
57,541 SF
PARKING SUMMARY
LEGEND

Site & Building Plan | NVCC Phase 4 | Reno, Nevada | 19068 PR1

A-1

EXHIBIT B

TO

LEASE AGREEMENT

LEGAL DESCRIPTION FOR

THE PROPERTY

All that certain real property situate within the a portion of Parcel A-1 of Parcel Map Number 5364, recorded April 2, 2019, as File Number 4899072 of the Official Records of Washoe County and being situated in the South One-Half (S 1/2) of Section Eight (8), Township Twenty (20) North, Range Nineteen (19) East, Mount Diablo Base Meridian, City of Reno, County of Washoe, State of Nevada, being more particularly described as follows:

Beginning at the most northeast corner of said Parcel A-1;

THENCE coincident with the easterly line of said Parcel South 01°11’50” West a distance of 342.14 feet;

THENCE North 89°48’10” West a distance of 295.96 feet to the beginning of a non-tangent curve;

THENCE from a radial line which bears South 45°31’55” East a distance of 269.18 feet along the arc of a 207.50 foot radius curve to the right, through a central angle of 74°19’33”;

THENCE North 61°12’22” West a distance of 928.93 feet;

THENCE North 28°47’38” East a distance of 593.50 feet to a point coincident with the northerly line of said Parcel A-1;

THENCE coincident with said northerly line South 61°12’22” East a distance of 1224.81 feet to the **POINT OF BEGINNING**.

Containing 16.85 acres of land, more or less.

B-1

EXHIBIT C

TO

LEASE AGREEMENT

WORK LETTER

This Work Letter is attached as Exhibit C to that certain Lease Agreement (“Lease”) between CP LOGISTICS NVCC IV, LLC, a Delaware limited liability company (“Landlord”) and TWO ELEVEN DISTRIBUTION LLC, a California limited liability company, d/b/a LEATT USA(“Tenant”) and constitute the further agreement and Work Letter between Landlord and Tenant as follows:

ARTICLE I

Definitions and Exhibits

1.1 Definitions. Capitalized terms used herein which are otherwise undefined shall have the meanings ascribed to such terms in the Lease. In addition, the following defined terms have the meaning set forth below:

“Base Building” means the Building constructed or to be constructed by Landlord on the Property upon which the Leasehold Improvements are to be constructed.

“Improvements” means the Base Building, the Leasehold Improvements, and any other structures, pavement, driveways, parking areas, landscaping, exterior lighting fixtures or other improvements now or later constructed or installed upon the Property.

“Landlord’s Work” or “Work” means the construction and installation of the leasehold improvements as outlined in Exhibit C-1 as the Turnkey Improvements Specifications.

“Landlord’s Representative” shall be Paul Kinne.

“Leasehold Improvements” means all leasehold improvements and installations that are to be constructed or installed by Landlord according to Article II of this Exhibit C and Exhibit C- 1.

“Substantially Complete” or “Substantial Completion” of the Leasehold Improvements and Landlord’s Work means the date on which (i) Building shell/site improvements construction as outlined in Exhibit C-1 Turnkey Improvements Specifications is complete (except for punch list items that do not materially interfere with Tenant’s use of the Premises for the Permitted Use under this Lease) as certified by Landlord’s architect of record or engineer of record, and (ii) Landlord has obtained a signed permit card or local equivalent from the jurisdictions having authority for the Building shell/site improvements only as outlined in Exhibit C-1 Turnkey Improvements Specifications.

1.2 Exhibits. The Exhibits listed below are attached to and incorporated into these construction provisions.

Exhibit C-1: Turnkey Improvements Specifications

ARTICLE II

Construction/Landlord’s Work

2.1 Landlord’s Construction Obligations. Subject to and in accordance with the provisions of this Article II, Landlord will, at Landlord’s sole cost and expense not to exceed Fifteen Dollars ($15.00) per rentable square foot of the Premises, construct and install the Leasehold Improvements in, to or around the Base Building pursuant to the Turnkey Improvements Specifications therefor attached hereto as Exhibit C-1. Landlord’s Work will be conducted in a good and workmanlike manner and will comply with all applicable laws. Landlord will use commercially reasonable efforts to cause Landlord’s Work to be Substantially Completed by the Commencement Date set forth in the Lease, and shall coordinate the performance of Landlord’s Work with Tenant so as to minimize any disruptions to Tenant’s activities at the Premises.

2.2 Delivery of Possession. If Landlord is unable to achieve Substantial Completion on or before the Commencement Date, subject to any Force Majeure Delays or Tenant Delays (as described in Section 2.8 below), Landlord will not be in default, nor will the obligations of Tenant under the Lease be affected, except as may be specifically provided in the Lease.

2.3 Punch List. Tenant’s taking possession of any portion of the Premises in which the Leasehold Improvements have been constructed and commencing the conduct of its business therein will be conclusive evidence that such portion of the Premises was in good order and satisfactory condition, and that all of Landlord’s Work in or to such portion of the Premises was satisfactorily completed when Tenant took possession, except as to any latent defects or uncompleted items identified on a punch list prepared and signed by Tenant’s Representative after a joint inspection of the Premises by Tenant’s Representative, Landlord’s Representative and any other persons deemed necessary for such inspection by either party, made within thirty (30) days after Substantial Completion and delivered to Landlord’s Representative and except for such other construction defects Tenant identifies by written notice to Landlord within the first thirty (30) days of the Lease Term. Landlord will promptly commence the completion or correction of any matters set forth on such punch list after such list is prepared and delivered to Landlord’s Representative and will thereafter diligently complete such work within the thirty (30) day period following the delivery of the punch list to Landlord’s Representative. No promises to construct, alter, remodel or improve the Premises, and no representations concerning the condition of the Premises, have been made by Landlord to Tenant other than as may be expressly stated herein and in the Lease.

2.4 Representatives. Landlord appoints Landlord’s Representative to act for Landlord in all matters covered by this Article II. Tenant appoints Tenant’s Representative to act for Tenant in all matters covered by this Article II. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Article II may be made to Landlord’s Representative or to Tenant’s Representative, as the case may be. Tenant acknowledges that, except for Landlord’s Representative, no other employee or agent of Landlord, including Landlord’s architect, engineers and contractors or any of their agents or employees, shall have any authority to bind Landlord with regard to matters covered by this Article II. Either party may change its representative(s) at any time by three days’ prior written notice to the other party.

2.5 Construction of Leasehold Improvements. Landlord will cause the Leasehold Improvements to be constructed or installed in a good and workmanlike manner and in accordance with applicable laws and the construction drawings, plans and specifications developed therefor as outlined in Exhibit C-1. Landlord warrants to Tenant for a period of one (1) year from the date of Substantial Completion (the “Construction Warranty Period”), that Landlord’s Work and the Leasehold Improvements have been constructed, installed, and/or performed in a good and workmanlike manner, in compliance with all applicable laws and Restrictions (including the Americans With Disabilities Act and applicable building codes), and in accordance with the approved Plans and the Lease. Any warranty claim brought by Tenant under this Section, to be effective and valid, must be delivered to Landlord in writing prior to expiration of the Construction Warranty Period.

2.6 Change Orders. Tenant’s Representative may authorize changes in the Work consistent with the construction drawings during construction only by written instructions on a form approved by Landlord. All other changes will be subject to Landlord’s prior written approval, which approval will not be unreasonably withheld. Prior to commencing any change, Landlord will prepare and deliver to Tenant, for Tenant’s approval, a change order (“Change Order”) identifying the total cost of such change, which will include all associated architectural, engineering, construction contractor’s and developer’s management fees relating to such change, and the total time to be added to the construction schedule by such change, if any. If Tenant fails to approve the Change Order in writing within two (2) business days after delivery by Landlord, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform the change. If Tenant elects to pay for the entire cost of the Change Order in cash, payment is due to Landlord along with Tenant’s approval of the Change Order.

2.7 Early Access. Subject to the provisions of this Section 2.7, Tenant shall have access to the Premises as of January 4, 2021, provided that the walls and floors are sufficiently accessible and open to allow the installation of fixtures and provided that Tenant’s access does not materially interfere with Landlord’s Work in the Building. Early access must be coordinated upon the mutual agreement of the parties. During such period, Tenant and Tenant’s contractors may install Tenant’s required fixtures, Tenant’s racking systems, conveyors and other material handling equipment, communications infrastructure, IT, telephone and security systems and any IT required cabling (collectively, “Fixturization”). During any Fixturization period, Tenant shall coordinate all Fixturization with Landlord so as not to interfere with, disrupt or delay in any way the completion of any of Landlord’s Work, and failure to do so will constitute a Tenant Delay. Excluding the obligation to pay any form of Rent, Tenant’s early access to any portion of the Premises during Fixturization will be subject to the terms and conditions of the Lease (including all insurance requirements) and these construction provisions. Landlord will not be responsible for any damage caused by Tenant, its agents, employees, contractors, subcontractors, independent contractors or suppliers during any period of Fixturization. Further, notwithstanding anything to the contrary in the foregoing, Tenant shall not conduct business operations in the Premises prior to the Commencement Date.

2.7.1 Tenant’s early access will be conditioned upon Tenant delivering to Landlord the Security Deposit and all insurance certificates required to be delivered pursuant the Lease, and provided that the walls and floors are sufficiently accessible and open to allow the installation of fixtures. Immediately prior to such early access, Fixturization or use, Tenant and Landlord shall jointly inspect the areas to be occupied or portion of the Work to be used to determine and record the status of completion and the condition of the Work. Landlord and Tenant acknowledge that (a) construction of the Work in certain areas of the Building required by Tenant for Fixturization may not be Substantially Complete upon Tenant’s early access thereto, (b) Landlord has the right to coordinate the completion of the Landlord’s Work with Fixturization as described elsewhere in this Work Letter, (c) without Landlord’s prior consent, Tenant will not schedule any Fixturization in areas which are not then scheduled to be completed by Landlord pursuant to the applicable construction schedule, and (d) unless otherwise mutually agreed, early access to or use by Tenant of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements therefor as described in this Work Letter.

2.7.2 Tenant may perform construction or operations related to Tenant’s Fixturization with Tenant’s own forces or separate contractors under contracts containing terms and conditions substantially similar to this Work Letter as to safety, insurance and waiver of subrogation. Tenant shall provide or cause to be provided to Landlord a certificate of insurance for each separate contractor prior to such separate contractor’s commencement of work on the Property; Landlord reserves the right to (i) refuse entry onto the Property to a separate contractor for whom Landlord has no certificate of insurance and (ii) order any separate contractor that in the commercially reasonable opinion of Landlord exercised in good faith is using unsafe building practices and/or that fails to abide by federal, state, and local laws and regulations for jobsite safety or other applicable law to stop work, provided Landlord gives simultaneous notice thereof to Tenant and Tenant’s Representative. Tenant hereby acknowledges and agrees that during any period of early access to the Property by Tenant’s own forces or separate contractors which occurs prior to the Commencement Date of the Lease, (a) subject to the terms of this Work Letter, the storage and installation of fixtures and personal property (including equipment and inventory) in the Property shall be at Tenant’s sole risk, cost and expense, (b) Landlord shall not be liable for and Tenant hereby releases Landlord from any and all liability for theft thereof or damage thereto, unless caused by the negligence or willful misconduct of Landlord or any contractors or subcontractors of Landlord, and (c) Tenant will reimburse Landlord for any damages to Landlord’s Work (and the reasonable cost to repair same) caused by Tenant’s own forces or separate contractors within 30 days after receipt of an invoice therefor.

2.8 Tenant’s Delays. A “Tenant Delay” shall occur if Landlord is delayed in causing Landlord’s Work to be Substantially Completed as a result of: (i) any Tenant delays described in Section 2.7 above concerning Tenant’s Fixturization of the Building; (ii) any Change Orders authorized by Tenant (except to the extent that the Commencement Date is deferred by virtue of such Change Order); (iii) Tenant’s failure to timely review or approve any item requiring Tenant’s review or approval as specified herein or in the Lease; and/or (iv) any other act or omission of Tenant or Tenant’s employees, architects, engineers, contractors or subcontractors delaying Landlord’s Work (all of which will be deemed to be delays caused by Tenant). Upon the occurrence of any Tenant Delay, any required completion date for Landlord’s Work shall be automatically extended, workday for workday, for each day or portion thereof which constitutes a Tenant Delay. In the event Landlord becomes aware of any act or omission of Tenant or Tenant’s employees, agents, contractors, or subcontractors which may result in a Tenant Delay, Landlord agrees to give Tenant prompt notice thereof, verbally and via electronic mail.

2.9 Permits and Fees. Landlord shall secure and pay for the building permit and other normal permits and governmental fees, licenses and inspections necessary for execution of Landlord’s Work which are customarily secured by contractors in the location of the Premises and which are in effect as of the date of the Lease.

2.10 Force Majeure. Any reference herein to a Force Majeure Delay, shall have the same meeting as set forth in Section 26(k) of the Lease.

EXHIBIT C-1

TO

LEASE AGREEMENT

TURNKEY IMPROVEMENTS SPECIFICATIONS

LEATT TI

TENANT IMPROVEMENT SPECIFICATION

RENO, NEVADA

PRELIMINARY BUILD-OUT SPECIFICATION:

New Construction:

Construction Type: The interior walls will be non-bearing, +/-16’-0” metal stud construction with 5/8”gypsum wallboard. Walls shall be textured and painted throughout. Reference metal stud joist details per drawings. Suspended grid ceilings in office areas will be at +/-10’-0”, hard lid ceilings will be at +/-9’-0”. Furnish and install new HVAC systems including ductwork, plumbing systems including supply, drain, waste and vents, electrical meter sections, electrical distributions and lighting office area.

The demising wall will be 10” x 1-5/8” 18 gauge non-bearing metal studs at 24” on centers with slip track at top of wall, including 5/8” drywall full height tenant side only.

Building:	+/-2,000 SF of tenant improvement office space and +/-41,056 SF of warehouse space as per floor plan by Tectonics Design Group 19068 PR1.

DEMOLITION:

Plumbing:	Sawcut, excavate and pourback of plumbing trenches for restroom and breakroom sink.

MILLWORK:

Open Office:

Furnish and install nine (9) linear feet (+/- 9’-0”) of casework in the open office. Cabinets and countertops to be standard plastic-laminate finish with melamine interior. Color selection TBD by tenant.

MOISTURE PROTECTION:

Insulation:	Furnish and install R-11 un-faced batt insulation in all interior and exterior walls. Furnish and install R-19 un-faced batt insulation on top of all acoustical and hard lid ceilings.

DOORS AND WINDOWS:

Man Doors:

Furnish and install four (4) new interior wood office doors. Interior office doors shall be three (3’0”) wide by seven (7’0”) tall. Interior office door frames shall be prefinished anodized aluminum “Timely” frames. All doors shall be pre-finished doors by Oregon Door Company or equal. with “Schlage” hardware.

C-1-1

Glazing:	Furnish & install two (2) new anodized aluminum windows in the office room. Windows shall be four (4’0”) wide by four (4’4”) tall.

FINISHES:

Walls:

Interior office wall construction to be non-load bearing 16’0” metal studs with 5/8” gypsum sheet rock and “orange peel” spray textured finish. Texture only finished up to 12’0” AFF for grid ceilings and 9’0” for gypboard ceilings.

Ceilings:

Suspended grid ceiling 10’3” AFF will be provided in all areas except for the restrooms which will receive a gypboard finish. Ceiling tile will be 24”x 48” “second look”. Bathrooms to have gypboard ceilings at 9’0” AFF.

Painting:	Interior walls shall be painted with (1) one coat of primer and (1) one coat of latex paint with no accent colors. Color TBD by tenant.

Flooring:

Office (12.5’x10’) shall receive 28 oz. glue down carpet tiles, Shaw or equal with 4” carpet base. Color TBD by Tenant. Open office shall receive LVT (Luxury Vinyl Tile) Mohawk or equal with 4” Burke rubber base or equal. Color TBD by tenant. Toilet rooms shall receive sheet vinyl with 6” coved base.

Toilet
Accessories:	Provide all toilet accessories as specified in the plans and required by code.

Interior
Signage:	Code required blue background white letter Men’s and Women’s signage on the exterior wall of each restroom, signage to include braille.

SPECIAL CONSTRUCTION:

Fire Protection:	Furnish and install fire sprinkler system for light hazard occupancy in office. This design build system is calculated to deliver .10 GPM per square foot over the most remote 1,500 square feet, in the office area as per City of Reno Fire Department requirements.

Dock
Equipment:	The existing building shell space includes four (4) existing overhead doors and two (2) existing dock pits. Furnish and install two (2) 35,000# mechanical dock levelers, Fairborn dock seals, bumpers.

MECHANICAL:

HVAC:

Office Area: Provide and install roof top gas electric package units to provide heating and air conditioning for the office tenant space of approximately 2,000 sf. We have included all necessary duct, controls, mechanical insulation, air distribution and air balance. New units will be equipped with economizers. Warehouse: N/A

Plumbing:	Office Area: Furnish and install all waste, vent and water supply to install two (2) lavatories, two (2) water closets, one (1) water drinking fountain, one (1) kitchen sink, and one (1) mop sink.

ELECTRICAL:

Distribution:	Supply and install (400) amp meter section, 480V, 3-phase will provided to tenant space with aluminum feeders. Meter section sizing to be finalized in coordination between electrician, GC, and tenant.
C-2

Electrical:	Office:

Furnish and install tenant improvement power to service assumed electrical needs (assumed two (2) duplex outlets per private office. Four (4) duplex outlets in open office. Two (2) duplex receptacles above countertop for coffee makers, toasters etc and refrigerator in the break room. Provide data/phone boxes and EMT conduit stubs, accessible above the ceiling for Tel/Data. It is assumed that one (1) voice/data combination receptacles each will be provided in private office (4) in open office area adjacent to duplex outlets.

Warehouse: N/A

Lighting:	Office: Light fixtures to be LED in office areas.

Warehouse: LED lighting at 30 foot candles @ 36” A.F.F. in a racked configuration with occupancy sensors throughout all non-office areas prior to racking.

EXCLUSIONS:

1. Security, phone or sound systems

2. Phone or data terminations or wiring (conduit and box only)

3. Magnetic locks, motion detectors

4. Re-keying of new or existing locks

5. Any item not specifically addressed in these specifications.

6. Window treatments

7. Task lighting

8. Racking

ADA: Alston Construction, Inc. will make every attempt to comply with the Americans with Disabilities Act; however, such regulations are subject to changes and interpretations by building officials, governmental agencies, and insurance companies. Therefore, additional project requirements may be incurred above and beyond the scope of work specified herein, and the cost of the project would change accordingly.

C-3

EXHIBIT D

TO

LEASE AGREEMENT

GUARANTY

THIS GUARANTY OF LEASE (“Guaranty”) is made as of December 14, 2020, by Leatt Corporation, a Nevada Corporation (“Guarantor”), for the benefit of CP LOGISTICS NVCC IV, LLC, a Delaware limited liability company (“Landlord”).

RECITALS

A. TWO ELEVEN DISTRIBUTION LLC, a Nevada limited liability company, d/b/a LEATT USA, is Tenant under that certain lease (the “Lease”) with Landlord dated December 14, 2020, respecting certain premises (the “Premises”) located at 9555 N. Virginia Street, Reno, NV 89506, and described more particularly in the Lease.

B. As a condition to entering into the Lease, Landlord requires that Guarantor guarantees the full performance of the obligations of Tenant under the Lease.

C. Guarantor will receive substantial benefit from the Lease and desires that Landlord and Tenant enter into the Lease.

D. All initially capitalized terms not otherwise defined in this Guaranty shall have the meanings set forth in the Lease, unless the context clearly indicates otherwise.

NOW, THEREFORE, in consideration of the execution of the Lease by Landlord and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor covenants and agrees as follows:

AGREEMENT

1. Guarantee. Guarantor hereby absolutely and unconditionally guarantees (a) the full and faithful performance of all of the covenants, conditions, agreements and undertakings of Tenant to be kept and performed by Tenant under the Lease including, but not limited to, the payment when due of all Rent, Additional Rent, property taxes, insurance, and other sums payable by Tenant to Landlord under the Lease, and (b) the payment of all damages owing to Landlord by Tenant after the termination of the Lease or the exercise by Landlord of any other right or remedy of Landlord following a default by Tenant under the Lease (collectively the “Obligations”). Guarantor understands and agrees that this Guaranty is unconditional and continuing, and is a guaranty of payment and performance and not of collection.

2. Independent Obligation. The liability of Guarantor hereunder is independent of the obligation of Tenant or any other person or entity and a separate action or separate actions may be brought and prosecuted against Guarantor whether or not any action is brought or prosecuted against Tenant or whether Tenant is joined in any such action or actions. The release of, or cancellation by, any signer of a similar instrument shall not act to release or otherwise affect the liability of Guarantor hereunder.

3. Modification to Lease. Guarantor’s obligations under this Guaranty shall not be extinguished, discharged, diminished or reduced in any way by any modification or amendment of the Lease including, but not limited to, any extension of the Lease Term, any relocation or substitution of Premises, any increase or decrease in the size of the Premises, any modification of payment dates or amounts, or any subsequent sublease or assignment of the Lease made with or without the consent of Landlord. Guarantor hereby waives any right to approve any modification or amendment of the Lease.

4. Remedies. If Guarantor fails to perform any obligation under this Guaranty of Lease, then in addition to all other remedies provided at law or in equity, from time to time and without first requiring performance on the part of Tenant, and without being required to exhaust or proceed against any or all security held by Landlord for the performance of Tenant under the Lease, Landlord may enforce its rights to require performance by Guarantor of any or all of the obligations on the part of Guarantor to be performed under this Guaranty by action at law or in equity, or both.

5. No Waiver. No failure on the part of Landlord to pursue any remedy under this Guaranty or under the Lease shall constitute a waiver on the part of Landlord of its right to pursue such remedy on the basis of the same or a subsequent default.

6. Waiver of Exoneration. Guarantor waives any right to require Landlord to (a) proceed against Tenant, (b) proceed against or exhaust any security held from Tenant, (c) pursue any other right or remedy available to Landlord or (d) have the property of Tenant first applied to the discharge of the Obligations. Guarantor further waives any defense it may acquire by reason of Landlord’s election of any remedy against Guarantor or Tenant, or both.

7. Waiver of Subrogation. Until the obligations of Tenant under the Lease have been performed in full, Guarantor shall have no right of subrogation against Tenant, and Guarantor hereby expressly waives any right to enforce any remedy which Landlord now has or may hereafter acquire against Tenant. Guarantor hereby waives the benefit of, and any right to participate in, any security now or hereafter held by Landlord for the performance of the obligations of Tenant under the Lease.

8. Waiver of Presentments. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and waives all notices of the existence, creation, or incurring of new or additional obligations.

9. Other Guarantor Waivers. Without limiting the generality of the preceding paragraphs, Guarantor hereby waives all rights and defenses to:

(a) All defenses by reason of any lack of authority of Tenant, or based on any statute of limitations respecting obligations accruing under the Lease or this Guaranty;

(b) Any and all rights it may have now or in the future to require or demand that Landlord pursue any right or remedy Landlord may have against Tenant or any other third party;

(c) Any defense arising as a result of Guarantor’s election of the application of Section 1111(b)(2) of the Bankruptcy Code or based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code;

(d) Any defense as a surety arising under applicable law;

(e) Any duty or obligation of Landlord to disclose to Guarantor any facts Landlord may now or hereafter know about Tenant, regardless of whether Landlord has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to guarantor, it being understood and agreed that guarantor is fully responsible for being and keeping informed of the financial condition of Tenant and of any and all circumstances bearing on the risk of nonperformance of any Obligation; and

(f) Any defense based upon an election of remedies by Landlord, including any election which destroys or impairs any right of subrogation, reimbursement of contribution which Guarantor may have, or any rights or benefits under any provisions of the law (of the state in which the Premises is located) in any way qualifying, conditioning or limiting the obligations of Guarantor based on any steps or procedures that landlords should take before proceeding against Guarantor.

10. Bankruptcy. This Guaranty will continue unchanged by any bankruptcy, reorganization or insolvency of Tenant, or any successor or assignee thereof, or by any disaffirmance or abandonment by a trustee of Tenant. Notwithstanding any modification, discharge or extension of the indebtedness or any amendment, modification, stay or cure of Landlord’s rights which may occur in any bankruptcy or reorganization case or proceeding concerning Tenant whether permanent or temporary, and whether assented to by Landlord, Guarantor hereby agrees that it shall be obligated hereunder to pay and perform the Obligations in accordance with the terms of the Lease and the terms of this Guaranty. Guarantor understands and acknowledges that by virtue of this Guaranty, Guarantor has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to Tenant.

11. Assignment of Lease. As used herein, the term “Landlord” shall include any successor, assignee or transferee of Landlord. Guarantor agrees that Landlord may, without notice to Guarantor, assign the Lease and this Guaranty in whole or in part, and that no such assignment or transfer of the Lease and/or this Guaranty shall operate to extinguish or diminish the liability of Guarantor under this Guaranty.

12. Obligations of Guarantor Are Primary. Guarantor agrees that the liability of Guarantor under this Guaranty shall be primary and that in any cause or right of action which shall accrue to Landlord under this Guaranty, Landlord may, at its sole option, proceed against Guarantor without having commenced any action, or having obtained any judgment, against Tenant. If Landlord has any enforceable right against Tenant upon termination of the Lease, Landlord shall be entitled to enforce those rights against Guarantor without giving prior notice to Tenant or Guarantor, and without making any demand on either of them.

13. Attorneys’ Fees. Guarantor agrees to pay Landlord’s reasonable attorneys’ fees and all costs and other expenses incurred in any collection or attempted collection, or in any negotiations relative to the obligations hereby guaranteed, or incurred enforcing this Guaranty against the Guarantor. In addition, in the event of any dispute between the parties arising under this Guaranty, or the breach of any covenant or condition under this Guaranty, then the prevailing party shall be entitled to have and recover from the party not so prevailing the attorneys’ fees and costs incurred by the prevailing party, whether such fees and costs are incurred in taking any action under this Guaranty, or in any judicial proceeding (including appellate proceeding). “Prevailing party” for the purposes of this Section shall include, without limitation, the party who receives from the other party the sums allegedly due, performance of the covenants allegedly breached, consideration substantially equal to that which was demanded, or substantially the relief or consideration sought in any judicial proceeding whether or not such proceeding is prosecuted to final judgment, or a party who dismisses a judicial action in return for substantially the performance or relief sought or the payment of the sums allegedly due.

14. Time of the Essence. Time is of the essence with respect to the performance of each and every provision of this Guaranty.

15. Governing Law. This Guaranty shall be construed and interpreted in accordance with the laws of the state in which the Premises is located.

16. Captions. The captions and paragraph numbers appearing in this Guaranty are inserted only as a matter of convenience and are not to be used to interpret this Guaranty.

17. Examination of Lease. Guarantor acknowledges that it has: (a) received a copy of the Lease; (b) read and understood the terms and provisions of the Lease including, but not limited to, the covenants, conditions, agreements and undertakings of Tenant to be kept and performed by Tenant under the Lease; (c) read and understood the provisions of this Guaranty; and (d) understood the obligation of Guarantor under this Guaranty, including the legal effect of such obligations and has been advised by legal counsel respecting such obligations.

18. Binding to Successors. Guarantor shall not assign any of its obligations hereunder by operation of law or otherwise, and any attempted assignment shall, at Landlord’s sole option, be void. Subject to the foregoing, the obligations of Guarantor under this Guaranty shall be binding on Guarantor’s successors.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first hereinabove set forth.

"GUARANTOR"

LEATT CORPORATION,
a Nevada corporation

By: ______________________________
Name: Sean Macdonald
Title: CEO

Tax I.D. No. ____________________
Address: ________________________
____

D-5

EXHIBIT E

TO

LEASE AGREEMENT

HAZARDOUS MATERIALS DISCLOSURE

The information provided in this Hazardous Materials Disclosure is necessary for Landlord to evaluate and finalize a lease agreement with you as Tenant. After the Lease Agreement is signed, on an annual basis Tenant should provide an update to the information initially provided in this disclosure. The information contained in the initial Hazardous Materials Disclosure and each annual update provided thereafter will be maintained strictly confidential by Landlord subject to release and disclosure as required by (i) any lenders, insurance carriers, and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) applicable law, court order or subpoena. Any questions regarding this disclosure should be directed to, and when completed, the disclosure should be delivered to:

Landlord:

Name of (Prospective) Tenant:

Tenant’s Mailing Address:

Tenant’s Hazardous Materials Management Contact Information:

Address of (Prospective) Premises:

1. GENERAL INFORMATION.

Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted. Existing tenants should describe any relevant changes to ongoing operations.

2. USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS.

2.1 Will any Hazardous Materials be used, stored or disposed of in, on or about the Premises, excluding nominal amounts of ordinary cleaners and janitorial supplies, those used in the ordinary course of business such as hydraulic fluid in equipment, lead/acid in batteries, gasoline/oil in cars, and diesel/oil in trucks (“Permitted Hazardous Materials”)? Existing tenants should describe any changes to Hazardous Materials which are used, stored or disposed of in, on or about the Premises.

Wastes	Yes	No
Products	Yes	No
Other	Yes	No

2.2 If Yes is marked in Section 2.1, attach a list of any Hazardous Materials used, generated, stored or disposed of in, on or about the Premises, including an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage. Existing tenants should attach a list setting forth the information requested above for any changes to Hazardous Materials which are used, stored or disposed of in, on or about the Premises.

3. STORAGE TANKS AND SUMPS.

3.1 Is any aboveground and/or underground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps/clarifiers proposed in, on or about the Premises? Existing tenants should describe any changes to such activities.

YesNo

If yes, please explain:

4. WASTEWATER TREATMENT AND DISCHARGE.

4.1 Will your company discharge industrial wastewater or other wastes to:

_____ storm drain?	_____ sewer?
_____ surface water?	_____ no wastewater or other wastes discharged.

Existing tenants should indicate any changes to actual industrial discharges.

4.2 Will any industrial wastewater or waste be treated before discharge?

YesNo

If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe any changes to actual treatment conducted.

5. AIR DISCHARGES.

5.1 Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing tenants should specify any changes to similar equipment being operated in, on or about the Premises.

_____ Spray booth(s)	_____ Incinerator(s)
_____ Dip tank(s)	_____ Other (Please describe)
_____ Drying oven(s)	_____ No Equipment Requiring Air Permits

If yes, please describe:

6. SAFETY DATA SHEETS (SDS).

6.1 Please provide an electronic copy of SDS sheets for any Hazardous Materials used or stored on the Premises, except for “Permitted Hazardous Materials” as defined above. Existing tenants should provide any changes to previously submitted SDS sheets at least once per calendar quarter.

This disclosure is provided by Tenant in good faith (without fraud), and I ________________, acting with full authority to bind Tenant and on behalf of Tenant, represent that the information contained in this disclosure is true and correct.

TENANT: ________________________________

By:            ________________________________

Title:         ________________________________

Date:         ________________________________